Exhibit 23.1

CONSENT OF INDEPENDENT  REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.:

We consent to incorporation by reference in the Registration Statement on Amendment No. 2 to Form S-1 to be filed on behalf of Green Energy Management Services Holdings, Inc. of our report dated May 20, 2010 relating to the financial statements of Southside Electric, Inc. (subsequently Green Energy Management Services, Inc.) as of December 31, 2009 and 2008.

/s / Hannis T. Bourgeois, LLP
HANNIS T. BOURGEOIS, LLP
Baton Rouge, Louisiana
November 24, 2010